Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Paul Wagner, the Chief Executive Officer of Forte Biosciences, Inc. (the "Company"), certify for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)

The Quarterly Report of the Company on Form 10-Q for the three months ended September 30, 2020 (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 9, 2020	By:	/s/ Dr. Paul Wagner
Dr. Paul Wagner
Chief Executive Officer